Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-114120 on Form S-8 of Western Reserve Bancorp, Inc. of our report dated February 24, 2006 appearing in this Annual Report on Form 10-KSB of Western Reserve Bancorp, Inc. for the year ended December 31, 2005.
Crowe Chizek and Company LLC
Cleveland, Ohio
March 24, 2006